Exhibit 99.1

FOR IMMEDIATE RELEASE:

Comverge Announces 2007 Third Quarter Financial and Operating Results

East Hanover, NJ: November 6, 2007 – Comverge, Inc. (NASDAQ: COMV), the leading clean capacity provider through demand response and energy efficiency, announced third quarter operating results for 2007.

Robert M. Chiste, Chairman, CEO and President of Comverge said: “Comverge saw dramatic expansion in its business and in the demand response and the energy efficiency sectors overall in the third quarter. Through Comverge’s disciplined execution and two market-defining strategic acquisitions completed this quarter, we continue to establish our foundation for accelerated growth in 2007 and beyond. Our rapid growth illustrates our ability to execute effectively on our plan. This is a tribute to Comverge’s entire team of 272 employees, which includes over 155 new employees this year, more than doubling our workforce.”

Financial Summary

Third quarter revenues for 2007 were $10.0 million, a 211% increase compared to $3.2 million in the third quarter of 2006. Revenues for the third quarter of 2007, excluding Enerwise, were $5.6 million, a 74% increase compared to the third quarter in 2006. Because we acquired Public Energy Solutions (PES) at the end of the third quarter of 2007, operating results for PES will not be reported until the fourth quarter. Revenues for both periods do not include revenues from our residential VPC contracts which are deferred and recognized in the fourth quarter.

Net loss for the third quarter of 2007 was $5.3 million or $0.28 per share, compared to a net loss of $4.5 million or $1.39 per share for the third quarter of 2006. Net loss per share on a pro forma basis was $0.28 for the third quarter of 2007 compared to a net loss of $0.38 for the same period of 2006 (see Schedule 4 – Reconciliation of Pro Forma of GAAP Earnings Per Share).

Adjusted EBITDA loss for the third quarter of 2007 was $4.4 million compared to a loss of $4.3 million for the third quarter of 2006. Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense (see Schedule 5 – Reconciliation of Non-GAAP Financial Measure to the Most Directly Comparable GAAP Financial Measure). All share and per share amounts reflect the one-for-two reverse stock split effected as part of our initial public offering.

Business Highlights

Comverge’s Third Quarter 2007 business highlights are as follows:

•	Completed the acquisition of Enerwise Global Technologies, Inc. allowing Comverge to dramatically expand its offerings for commercial and industrial consumers,

•	Completed the acquisition of Public Energy Solutions, LLC, creating Comverge’s energy efficiency offerings by expanding into base load capacity reduction;

•	110% increase in contracted revenues from $122 million to $257 million year-over-year; and,

•	145% increase in contracted capacity, as measured in megawatts under long-term capacity contracts, from 220 to 539 megawatts year-over-year.

Recent Developments

Since September 30th, Comverge has achieved the following:

•	Awarded a 130 megawatt long-term VPC contract with Connecticut Light and Power, which allows Comverge to utilize a portion of the existing assets from its expiring ISO New England contracts,

•	Awarded a 50 megawatt long-term VPC contract for commercial and industrial capacity with Southern California Edison; and,

•	Entered into a multi-year hardware, software, and services contract with Tampa Electric Company to provide a two-way fully automated metering and price based demand response system.

Current Outlook

We expect our full-year fiscal 2007 revenues to be in a range from $50 million to $55 million, a year-over-year increase of approximately 55%, and our revenue growth rate to accelerate in 2008. Key drivers of our expected revenue growth in 2008 will be the contributions from our recent acquisitions of Enerwise and Public Energy Solutions and the increase in our installed capacity as we build out our recent contract wins. As of September 30, 2007, we had installed 241 megawatts under our capacity contracts. Today, we have 659 megawatts under contract which contribute to contracted future revenues of $366 million.

Additional Information

Comverge will discuss these results in a conference call scheduled for today at 10:00 a.m. ET. To participate in the conference call, please dial (888) 765-5570 or (913) 312-9324. The public is invited to listen to a live web cast of Comverge’s conference call on the Investor Relations section of the Company’s website at www.comverge.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until November 13, 2007 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering passcode 7294700.

Additional financial information can be found in the Company’s Form 10-Q for the third quarter of 2007, which has been filed today with the Securities and Exchange Commission.

About Comverge:

Comverge is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com.

For Comverge Investors:

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, including projected year end revenues for 2007, projected contracted revenues, projected market penetration, the amount of revenue and megawatts that will be generated by long-term contracts and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving our products, the development and distribution of our products and related services, economic and competitive factors, our key strategic relationships, and other risks more fully described our most recently filed Quarterly Report on Form 10-Q. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure—Non-GAAP Financial Information:

Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:
Investor Relations	Media Relations
Michael Picchi	Chris Neff
Chief Financial Officer	Director of Marketing
770-696-7660, invest@comverge.com	973-947-6064, cneff@comverge.com

SCHEDULE 1

COMVERGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenue
Product	$2,085	$3,717	$9,365	$10,854
Service	1,128	6,291	3,386	9,508

Total revenue	3,213	10,008	12,751	20,362
Cost of revenue
Product	1,605	2,281	6,284	6,965
Service	563	4,599	1,287	6,055

Total cost of revenue	2,168	6,880	7,571	13,020

Gross profit	1,045	3,128	5,180	7,342
Operating expenses
General and administrative expenses	3,496	5,722	10,509	14,457
Marketing and selling expenses	1,734	2,687	6,089	6,749
Research and development expenses	166	190	637	819
Amortization of intangible assets	4	280	20	308

Operating loss	(4,355)	(5,751)	(12,075)	(14,991)
Interest (income) expense, net	105	(469)	240	(908)
Other expense	52	7	97	78

Loss before income taxes	(4,512)	(5,289)	(12,412)	(14,161)
Provision for income taxes	—	7	33	21

Net loss	$(4,512)	$(5,296)	$(12,445)	$(14,182)

Net loss per share
Basic and diluted	$(1.39)	$(0.28)	$(3.89)	$(1.12)

Weighted average number of shares	3,257,039	19,105,624	3,198,248	12,714,474

Pro forma net loss per share
Basic and diluted	$(0.38)	$(0.28)	$(1.06)	$(0.88)

Weighted average number of shares	11,846,089	19,105,624	11,787,298	16,080,878

SCHEDULE 2

COMVERGE, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenue:
Smart Grid Solutions Group	$2,962	$4,748	$12,214	$13,616
Alternative Energy Resources Group	251	842	537	2,328
Enerwise	—	4,418	—	4,418

Total Revenue	$3,213	$10,008	$12,751	$20,362

Cost of Revenue:
Smart Grid Solutions Group	2,045	2,862	7,395	8,131
Alternative Energy Resources Group	123	644	176	1,515
Enerwise	—	3,374	—	3,374

Total Cost of Revenue	$2,168	$6,880	$7,571	$13,020

Gross Profit:
Smart Grid Solutions Group	917	1,886	4,819	5,485
Alternative Energy Resources Group	128	198	361	813
Enerwise	—	1,044	—	1,044

Total Gross Profit	$1,045	$3,128	$5,180	$7,342

SCHEDULE 3

COMVERGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2006	September 30, 2007
Assets
Cash and cash equivalents	$3,774	$30,065
Short-term marketable securities	—	32,769
Accounts receivable, net	5,736	11,213
Inventory	1,348	2,083
Deferred Costs	2,228	8,880
Other current assets	2,419	1,786

Total current assets	15,505	86,796

Property and equipment, net	12,405	11,987
Intangible assets, net	195	19,491
Goodwill	499	75,264
Other assets	232	1,129

Total assets	$28,836	$194,667

Liabilities and Shareholders’ Deficit
Accounts payable	3,046	4,642
Deferred revenue	6,092	19,815
Accrued expenses	4,369	4,876
Other current liabilities	914	14,432
Current portion of long-term debt	—	1,236

Total current liabilities	14,421	45,001

Long-term debt	5,000	26,394
Other liabilities	1,016	1,331

Total long-term liabilities	6,016	27,725
Convertible Preferred Stock:
Series A	21,438	—
Series A-2	13,568	—
Series B	5,411	—
Series C	100	—
Common stock	3	20
Additional paid-in capital	20,099	188,303
Accumulated deficit	(52,220)	(66,402)
Accumulated other comprehensive income	—	20

Total shareholders’ equity	8,399	121,941

Total liabilities and shareholders’ equity	$28,836	$194,667

SCHEDULE 4

COMVERGE, INC.

RECONCILIATION OF PRO FORMA TO GAAP EARNINGS PER SHARE

(In thousands, except shares and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Net loss	$(4,512)	$(5,296)	$(12,445)	$(14,182)
Weighted average number of shares used in computation of basic and diluted earnings per share	3,257,039	19,105,624	3,198,248	12,714,474

GAAP basic and diluted earnings per share	$(1.39)	$(0.28)	$(3.89)	$(1.12)

Weighted average number of shares used in computation of basic and diluted earnings per share	3,257,039	19,105,624	3,198,248	12,714,474
Conversion of all preferred shares into common shares	8,589,050	—	8,589,050	3,366,404

Total pro forma shares giving effect to the initial public and related conversions	11,846,089	19,105,624	11,787,298	16,080,878

Pro forma basic and diluted earnings per share	$(0.38)	$(0.28)	$(1.06)	$(0.88)

Pro forma earnings per share have been adjusted for the three and nine months ended September 30, 2007 and September 30, 2006, to give effect to the Company’s conversion, on a one-for-one basis, of all the outstanding shares of the Company’s convertible preferred shares as of the beginning of the period presented. The Company believes the pro forma earnings per share presentation represents a meaningful basis for the comparison of its current results to results during fiscal periods occurring prior to the Company’s initial public offering.

SCHEDULE 5

COMVERGE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE

(In thousands)

(Unaudited)

	Three months Ended September 30,		Nine months Ended September 30,
	2006	2007	2006	2007
Net loss	$(4,512)	$(5,296)	$(12,445)	$(14,182)
Depreciation and amortization	95	450	294	718
Interest (income) expense, net	105	(469)	240	(908)
Provision for income taxes	—	7	33	21

EBITDA	$(4,312)	$(5,308)	$(11,878)	$(14,351)

Non-cash stock compensation expense	53	865	129	1,542

Adjusted EBITDA	$(4,259)	$(4,443)	$(11,749)	$(12,809)

See “Non-GAAP Financial Information” earlier in this earnings press release for information on the use of this Non-GAAP financial measure